UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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☐           Preliminary Proxy Statement

☐           CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14(a)-6(e) (2))

☐           Definitive Proxy Statement

☒           Definitive Additional Materials

☐           Soliciting Material under Section 240.14a-12

The Eastern Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Board of Directors of The Eastern Company (the “Company”) has furnished a proxy statement to its shareholders in connection with its solicitation of proxies for use at the Annual Meeting of Shareholders to be held on May 3, 2017. The proxy statement was first furnished to shareholders on or about March 15, 2017.

Page 7 of the proxy statement contains “Item No. 3 - ADVISORY VOTE ON THE FREQUENCY OF THE VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS”.

Upon further consideration, The Board of Directors recommends voting FOR choice number 1, which provides that shareholders will have an advisory vote every year on the compensation of the Company’s named executive officers.

If you have already submitted your proxy and you wish to change your votes, you can revoke your prior proxy by filing a new proxy, or by giving notice of revocation of your proxy to The Eastern Company, 112 Bridge Street, P.O. Box 460, Naugatuck, CT 06770-0460.